Exhibit 99.1

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Investor Contact Ahmed Pasha 703 682 6451

AES Board of Directors Appoints Kristina M. Johnson to Board

ARLINGTON, VA, January 18, 2011. The AES Corporation (NYSE: AES) announced today that Dr. Kristina M. Johnson has rejoined the AES Board of Directors to serve as an independent director, effective January 13, 2011. Dr. Johnson is a member of the Compensation Committee and the AES Technology Advisory Council.

Dr. Johnson previously served on the AES Board from April 2004 until April 2009, when she was nominated to serve as Under Secretary of Energy for the Department of Energy, a position she held until late last year.

“We are pleased to welcome Kristina back to the AES Board,” said Phillip Odeen, Chairman of the Board of AES. “With her experience as an educator, entrepreneur and engineer, as well as her recent service to our country as a policy-maker with the Department of Energy, we will benefit from her valuable perspective.”

Prior to her appointment as Under Secretary for the Department of Energy, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at The Johns Hopkins University. Previously she served as Dean of the Pratt School of Engineering at Duke University. Earlier in her career, Dr. Johnson was a professor in the Electrical and Computer Engineering Department at the University of Colorado and was also a co-founder and Director of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems. Dr. Johnson has been recognized with numerous awards throughout her distinguished career, including the John Fritz Medal, which is widely considered the highest award in the engineering profession. She received her BS with distinction, MS and PhD from Stanford University in Electrical Engineering.

About The AES Corporation

The AES Corporation (NYSE: AES) is a Fortune 500 global power company with generation and distribution businesses. Through our diverse portfolio of thermal and renewable fuel sources, we provide affordable and sustainable energy to 29 countries. Our workforce of 27,000 people is committed to operational excellence and meeting the world’s changing power needs. Our 2009 revenues were $14 billion and we own and manage $40 billion in total assets. To learn more, please visit www.aes.com.

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Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth investments at normalised investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in AES’ 2009 Annual Report on Form 10-K. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2009 Annual Report on Form 10-K filed on or about February 25, 2010 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K is available on the Company’s website at www.aes.com.

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